                                                                    EXHIBIT 10.4


                                AMENDMENT NO. 3
                                       TO
                        STRATEGIC STOCKHOLDERS AGREEMENT

     This Amendment No. 3 to Strategic Stockholders Agreement (the "Amendment") is made and entered into as of ___________, 1996, by and among Saban Entertainment, Inc., a Delaware close corporation ("SEI"), Haim Saban ("Saban"), each of the entities listed on Schedule "A" hereto (the "SEI Entities," and, with Saban, the "SEI Stockholders"), Fox Broadcasting Company, a Delaware corporation ("FBC"), Fox Broadcasting Sub, Inc., a Delaware close corporation ("FBC Sub," and, together with the SEI Stockholders, the "Shareholders"), and FCN Holding, Inc., a Delaware close corporation ("FCNH").

                                R E C I T A L S
                                - - - - - - - -

     A. SEI, Saban, the SEI Entities, FBC, FCNH and FCNH Sub and Allen & Company Incorporated are parties to that certain Strategic Stockholders Agreement, dated as of December 22, 1995 (as amended by Amendment No. 1 to Strategic Stockholders Agreement, dated as of February 26, 1996, Amendment No. 2 to Strategic Stockholders Agreement, dated as of September 26, 1996 and this Amendment, the "Agreement"). All terms defined in the Agreement which are not defined in this Amendment shall have the same meanings when used in this Amendment.

     B. On September 26, 1996, FBC transferred and conveyed to FBC Sub all of the FCNH Common Stock owned by it, and FBC Sub agreed to be bound by all of the terms of the Agreement, as it then existed.

     C. Pursuant to Section 6(b) of the Strategic Stockholders Agreement, Fox Kids Worldwide, Inc., a Delaware corporation, has been formed as the Successor Entity, and on September 26, 1996, agreed to assume and be bound by all obligations of the Successor Entity under the Registration Agreement and the other Alliance Agreements.

     D. The Successor Entity has filed a registration statement under the Securities Act of 1933, as amended, with respect to the Initial Public Offering.

     E. In connection with the Reorganization, the parties desire to amend the Agreement in order, inter alia, to provide for certain voting and other
                    ----- ----
agreements among the parties.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing facts, and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. A new Section 12 is added to the Agreement, and shall read in full as follows:

     12. Additional Voting and Other Agreements with respect to the Successor
         --------------------------------------------------------------------
Entity.
- ------

     (a) Election of Directors of the Successor Entity.
         ---------------------------------------------

         (i)  Number of Authorized Directors. The SEI Stockholders, FBC and FBC
              ------------------------------
Sub shall use their respective best efforts to cause the number of authorized members ("Directors") of the Board of Directors to be fixed at eight, or at such other number as Saban and FBC may from time to time agree upon and mutually designate in writing.

         (ii)  Nominees for Directors. Within 90 days subsequent to the end of
               ----------------------
each fiscal year of the Company, commencing with the fiscal year ending June 30, 1997, (x) Saban shall furnish to FBC his list of three nominees (the "Saban Nominees") and two "Independent Directors" (as hereinafter defined) for election as Directors at the annual meeting of the stockholders of the Successor Entity to be held thereafter (the "Subject Meeting"), and (y) FBC shall furnish to Saban its list of three nominees (the "FBC Nominees") and two Independent Directors for election as Directors at the Subject Meeting. Notwithstanding the foregoing, if Saban transfers, in the aggregate, 1/3 or more of the Shares which are deemed to be SEI Common Stock hereunder (prior to such list being furnished to and accepted by FBC), then Saban shall be entitled to nominate only two Saban Nominees and no Independent Directors for election as Directors at the Subject Meeting. If either or both of Saban and FBC fail to furnish the other with its list of such nominees, the persons then serving on the Board of Directors of the Successor Entity as that person's nominees, or as Independent Directors, shall be that person's nominees for the Subject Meeting. Following exchange of their lists, Saban and FBC shall endeavor to meet and jointly agree upon the persons to be nominees for Independent Directors; and if Saban and FBC have not reached agreement with respect thereto within 20 days following the exchange of their lists, Saban shall have the right to designate one of the persons on his list as his nominee for Independent Director, and FBC shall have the right to designate one of the persons on its list as its nominee for Independent Director; and Saban and FBC shall promptly thereafter advise the Secretary of the Successor Entity of the identity of the nominees so selected, and Saban and FBC shall use their best efforts to cause the slate of nominees selected by the Board of Directors of the Successor Entity to consist of the Saban Nominees, the FBC Nominees and the two Independent Directors selected as hereinabove provided.

         (iii)  Independent Directors. For purposes of this Agreement, an
                ---------------------
"Independent Director" shall be a person who, but for his or her position as a Director of the Successor Entity and/or one or more of its subsidiary corporations, would qualify as a "Non-Employee Director" (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and an "Outside Director" (as that term is defined in the regulations of the Internal Revenue Service under Section 162(m) of the Internal Revenue Code of 1986, as amended) of all of (x) the Successor Entity, (y) Saban and any Person directly or indirectly controlled by Saban, and (z) The News Corporation Limited ("News Corp."), and any Person directly or indirectly controlled by News Corp.

         (iv)  Election of Directors. At each Subject Meeting, (x) FBC, FBC Sub
               ---------------------
and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall vote all of the Shares which are deemed to constitute FCNH Common Stock hereunder, (y) Saban, each of the SEI Entities, and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall vote all of the Shares which are deemed to be SEI Common Stock hereunder, and (z) each shall vote any and all other Shares of the voting securities of the Successor Entity with respect to which he or it has sole or shared voting power, in favor of the FBC Nominees, the Saban Nominees and the Independent Nominees.

         (v)  Special Circumstances. If any Saban Nominee or FBC Nominee shall
              ---------------------
for any reason be unwilling or unable to serve as a Director of the Successor Entity, the person designating such Nominee shall have the right at any time prior to the opening of the polls with respect to the election of Directors at the Subject Meeting to designate a replacement Nominee, and all parties shall cast their respective votes for such replacement Nominee, in lieu of the originally designated Nominee. If Saban desires at any time or from time to time to remove any Saban Nominee, or FBC desires at any time or from time to time to remove any FBC Nominee, Saban and FBC shall cooperate with each other, and shall take any and all actions as reasonably may be required, to cause the removal of such Director. If any Saban Nominee or FBC Nominee shall cease to serve as a Director for any reason, Saban and FBC shall cooperate with each other, and shall take any and all actions as reasonably may be required, to cause the vacancy resulting therefrom to be filled, respectively, by a designee of Saban or FBC. If any Independent Director for any reason is unwilling or unable to serve as a Director, or ceases to serve as a Director for any reason, or ceases to be an Independent Director, Saban and FBC shall cooperate with each other, and shall take any and all actions as reasonably may be required, to replace such Director with a new Independent Director selected by the party who initially proposed the former Independent Director; and if the parties cannot agree as to which initially proposed the former Independent Director, and are unable to reach agreement as to a replacement Independent Director for that Director, the vacancy shall not be filled until the next annual meeting of Stockholders. If any Directors are to be elected at a meeting other than an annual meeting, or by means of written consents, all of the provisions of this Section 12(a) shall apply to such meeting or action, mutatis mutandis.
                   ------- --------

         (b)  Other Shareholder Actions.  With respect to each matter other than
              -------------------------
the election or removal of Directors submitted to a vote of the stockholders of the Successor Entity, or the holders of any class or classes of its outstanding voting securities, whether at a meeting of stockholders or by written consent, FBC, FBC Sub, Saban, each of the SEI Entities, and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall vote all of the Shares which are deemed to be FCNH Common Stock or SEI Common Stock hereunder, as applicable, and any and all other Shares of the voting securities of the Successor Entity with respect to which he or it has sole or shared voting power, as follows: (i) if Saban and FBC are able to reach agreement as to the manner in which the Shares are to be voted, in accordance with that agreement; and (ii) in all other cases, each shall abstain from voting or taking any other action with respect to such matter.

         (c)  Negative Covenants.
              ------------------

              Without the prior written consent of FBC and Saban, neither (i) FBC, or any direct or indirect Affiliate of FBC (including, without limitation, News Corp. and its Affiliates), nor (ii) any of the SEI Stockholders, or any direct or indirect Affiliate of any of the SEI Stockholders (excluding, however, with respect to (i) or (ii) above, the Successor Entity and any Person directly or indirectly controlled by the Successor Entity) shall:

                   i) purchase, acquire or offer or agree to purchase or acquire any Successor Entity Equity Securities or other voting securities of the Successor Entity;

                   ii) solicit, or encourage any persons to solicit, proxies or become a "participant" or otherwise engage in any "solicitation" (as those terms are defined in Regulation 14A under the Exchange Act), without regard to whether the Successor Entity is subject to Regulation 14A, or otherwise seek to advise or influence any person, entity or group to vote in opposition to a recommendation of not less than two-thirds of the authorized number of Directors of the Successor Entity with respect to any matter submitted to the stockholders (except the election of Directors) of the Successor Entity;

                   iii) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals (as described in Rule 14a-8 under the Exchange Act) with respect to the Successor Entity;

                   iv) directly or indirectly participate in or encourage the formation of, or in any manner provide assistance to, any "group" (as defined in Section 13(d)(3) of the Exchange Act) seeking to acquire or effect control of the Successor Entity, or for the purpose of acquiring, holding or disposing of voting securities of the Successor Entity;

                   v) deposit any voting securities in a voting trust, or subject any voting securities to a voting agreement, understanding or similar agreement;

                   vi) otherwise act, alone or in concert with others, to assist or encourage any other person, entity or group in seeking to control the management, Board of Directors or policies of the Successor Entity or to propose or effect any form of business combination with the Successor Entity or any restructuring, recapitalization, liquidation, dissolution or other similar transaction with respect to the Successor Entity; or

                   vii) enter into any agreement or understanding with any person to do or effect any of the foregoing.

            (d)  Performance; Irrevocable Proxy. (i) Each of the SEI
                 ------------------------------
Stockholders, FBC and FBC Sub shall take any and all actions within their power as stockholders of the Successor Entity, including the calling of special meetings of the stockholders of the Successor Entity and the voting of all of the Shares with respect to which he or it has sole or shared voting power, in order to carry out and perform their respective obligations under this Agreement; (ii) FBC shall take any and all actions within its power as a stockholder of FBC Sub, including the calling of special meetings of the stockholders of FBC Sub, and the voting of the shares of capital stock of FBC Sub, required to cause FBC Sub to perform all of its obligations under this Agreement; and (iii) without limiting the generality of clauses (i) or (ii) above, if and so long as any party hereto (a "breaching party") fails or refuses to perform its obligations under this Section 12, following demand to perform such obligations by Saban or FBC (whichever is not the breaching party, or a party in control of the breaching party), without limiting any other rights which may then be available at law or in equity with respect thereto, all of the Shares of the breaching party (and, if the breaching party is FBC Sub, all of the voting securities of FBC Sub) and its controlled Affiliates may be voted by the other of Saban or FBC Sub, as the case may be, to cure such breach or rectify such default; and in furtherance thereof, Saban hereby appoints FBC Sub, and FBC and FBC Sub each hereby appoints Saban, as its proxy and attorney-in-fact pursuant to the provisions of Section 212(e) of the Delaware General Corporation Law, with full power and authority from time to time to vote or act by written consent with respect to the Shares, but only following demand to the party granting such proxy to vote the Shares as required hereby, and then only as may be necessary to ensure full compliance with the provisions of this Section 12. Each proxy granted hereby is coupled with an interest in the Shares to which it relates, and shall be irrevocable for the term of this Section 12.

            (e)  Termination of Section 12. If at any time following the Initial
                 -------------------------
Public Offering (i) the SEI Stockholders, together with all other Persons to whom the SEI Stockholders, or any of them, have transferred Shares pursuant to
Section 3(b) or 3(c) of this Agreement, beneficially own, in the aggregate less than ________ Shares [33 1/3%] of the Class B Common Stock, par value $0.001 per share (the "Class B Stock"), of the Successor Entity; or (ii) FBC, or FBC Sub, together with all other Persons to whom FBC or FBC Sub have transferred Shares pursuant to Section 3(b) or 3(c) of this Agreement, beneficially own, in the aggregate, less than _____ shares of the Class B Stock; then FBC (in case of (i), above) or Saban (in case of (ii), above), as the case may be, shall have the right and power, by delivery of written notice to the transferring party, to terminate the provisions of this Section 12. As used in this Section 12(a), a Person shall have "beneficial ownership" of shares only if he or it has the power to direct the voting of, and the disposition of, the Shares, which power or powers are shared with no Person other than an Affiliate of such Person or Persons to whom such Person could transfer the Shares under Section 3(b) or #(c) of this Agreement. The number of shares referred to above shall be subject to ratable and equitable adjustment with respect to any stock splits, stock dividends, reverse stock splits, recapitalizations and other events affecting all of the holders of the Surviving Entity's Class B Common Stock. The termination of the provisions of this Section 12 shall not affect the continuing validity of the other provisions of the Agreement.

            (f)  Legends.  The certificates representing all of the Shares
                 -------
subject to this Section 12, until transferred pursuant to the provisions of
Section 3(a)(i) or 3(a)(ii) of the Agreement, shall bear the legend set forth in
Section 11(o) of the Agreement, except that the reference to "Strategic Stockholders Agreement dated as of December 22, 1995" shall refer instead to "Strategic Stockholders Agreement dated as of December 22, 1995, as amended."

            (g)  Transfer of Shares. Unless Saban and FBC shall otherwise agree,
                 ------------------
all Shares transferred pursuant to Section 3(b), 3(c) or 4 of the Agreement shall continue to be subject to this Section 12.

         2.  Incorporation by Reference. All of the terms and provisions of
             --------------------------
Section 11 of the Agreement shall be applicable to this Amendment.

         3.  Effect of Amendment. Except as expressly modified herein, all
             -------------------
terms of the Agreement, as heretofore amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                            SABAN ENTERTAINMENT, INC.



                                            By:  ____________________
                                                 Haim Saban
                                            Its: Chief Executive Officer

                                            QUARTZ ENTERPRISES, L.P.



                                            By:  ____________________

                                            Its:  ____________________

                                            MERLOT INVESTMENTS


                                            By:  ____________________

                                            Its:  ____________________

                                            SILVERLIGHT ENTERPRISES, L.P.



                                            By:  ____________________

                                            Its:  ____________________


                      [Signatures continued on next page]

                                             CELIA ENTERPRISES, L.P.



                                             By:  ____________________

                                             Its:  ____________________


                                             ___________________________
                                             HAIM SABAN


                                             FOX BROADCASTING COMPANY



                                             By:  ____________________

                                             Its:  ____________________


                                             FOX BROADCASTING SUB, INC.



                                             By:  ____________________

                                             Its:  ____________________


                                             FCN HOLDING, INC.



                                             By:  ____________________

                                             Its:  ____________________

                             CONSENT OF NEWS CORP.


     As a material inducement to the parties to the Strategic Stockholders Agreement dated as of December 22, 1995, as amended, to further amend such agreement pursuant to Amendment No. 3 thereto (the "Amendment"), to which this Consent is appended, the undersigned, The News Corporation Limited, a corporation organized under the laws of South Australia, hereby covenants and agrees that it shall, and it shall cause each of its Affiliates to, observe and comply with all of the provisions of Section 12(c) of the Strategic Stockholders Agreement, as reflected in the Amendment.

     DATED:  ___________, 1996


                                             THE NEWS CORPORATION LIMITED



                                             By:    _______________________



                                             And by:  _______________________

                                  SCHEDULE "A"

                                SEI STOCKHOLDERS
                                ----------------


Haim Saban

Quartz Enterprises, L.P.

Merlot Investments

Silverlight Enterprises, L.P.

Celia Enterprises, L.P.